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                                                                      EXHIBIT 21



Subsidiaries of Plantronics, Inc.



                                                              JURISDICTION OF
                COMPANY NAME                                   INCORPORATION
                ------------                                   -------------
Emtel, S.A.                                                       Mexico

Frederick Electronics Corporation                                 Maryland

Pacific Plantronics, Inc.                                         California

Plamex, S.A. de C.V.                                              Mexico

Plantronics Acoustics Italia, S.r.l.                              Italy

Plantronics B.V.                                                  Netherlands

Plantronics Canada Limited                                        Canada

Plantronics France S.A.R.L.                                       France

Plantronics Futurecomms, Inc.                                     California

Plantronics GmbH                                                  Germany

Plantronics Holdings Limited                                      Canada

Plantronics International do Brasil, Ltda.                        Brazil

Plantronics K.K.                                                  Japan

Plantronics Limited                                               United Kingdom

Plantronics Pty. Ltd.                                             Australia

Plantronics, A.G.                                                 Switzerland
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